Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the vTv Therapeutics Inc. 2024 Equity Incentive Plan of our report dated March 13, 2024, with respect to the consolidated financial statements of vTv Therapeutics Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2023, filed with the Securities and Exchange Commission.

Raleigh, North Carolina September 23, 2024